Exhibit 99-1


PORTIONS OF CENTRAL NEWSPAPERS, INC. ANNUAL REPORT



                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Central Newspapers, Inc.

     In our opinion, the accompanying consolidated statement of financial position and the related consolidated statements of income, of shareholders' equity and comprehensive income and of cash flows present fairly, in all material respects, the financial position of Central Newspapers, Inc. and its subsidiaries at December 26, 1999 and December 27, 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 26, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Phoenix, Arizona
January 28, 2000

                            CENTRAL NEWSPAPERS, INC.

                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                                                              DECEMBER 26,    DECEMBER 27,
                                                                  1999            1998
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................    $ 27,643        $ 24,774
  Marketable securities.....................................       4,396          12,636
  Accounts receivable (net of allowances of $3,305 and
     $2,602)................................................     100,221          90,858
  Notes receivable..........................................      34,341
  Inventories...............................................      11,396          11,841
  Deferred income taxes.....................................       6,533           8,430
  Other current assets......................................       7,215          11,253
                                                                --------        --------
  Total current assets......................................     191,745         159,792
                                                                --------        --------
PROPERTY, PLANT AND EQUIPMENT:
  Land......................................................      18,898          18,985
  Buildings and improvements................................     136,951         135,725
  Leasehold improvements....................................       1,636             687
  Machinery and equipment...................................     427,668         407,211
  Construction in progress..................................       3,270           8,237
                                                                --------        --------
                                                                 588,423         570,845
     Less accumulated depreciation..........................     322,838         287,136
                                                                --------        --------
                                                                 265,585         283,709
                                                                --------        --------
OTHER ASSETS:
  Land held for development.................................       5,229           5,229
  Goodwill and other intangibles............................     120,207         127,349
  Investment in Affiliate...................................       9,802           9,848
  Other.....................................................      55,698          43,432
                                                                --------        --------
                                                                 190,936         185,858
                                                                --------        --------
TOTAL ASSETS................................................    $648,266        $629,359
                                                                --------        --------

          See accompanying notes to consolidated financial statements.

                            CENTRAL NEWSPAPERS, INC.

                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                                                              DECEMBER 26,    DECEMBER 27,
                                                                  1999            1998
                                                              ------------    ------------
                                                                     (IN THOUSANDS,
                                                                   EXCEPT SHARE DATA)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................    $ 32,421        $ 23,088
  Short-term bank debt and notes payable....................      27,789          52,072
  Accrued compensation......................................      27,281          19,305
  Dividends payable.........................................       5,360           5,217
  Accrued expenses and other liabilities....................      16,649          18,208
  Federal and state income taxes............................      12,803               0
  Deferred revenue..........................................      31,619          28,789
                                                                --------        --------
     Total current liabilities..............................     153,922         146,679
                                                                --------        --------
DEFERRED INCOME TAXES.......................................      29,626          24,354
                                                                --------        --------
LONG-TERM DEBT..............................................     200,000         200,025
                                                                --------        --------
POSTRETIREMENT AND OTHER NONCURRENT LIABILITIES.............      97,097          93,350
                                                                --------        --------
MINORITY INTEREST IN SUBSIDIARIES...........................                       2,868
                                                                --------        --------
REDEEMABLE PREFERRED STOCK ISSUED BY SUBSIDIARY.............      18,920          18,920
                                                                --------        --------
COMMITMENTS AND CONTINGENCIES (Note 13).....................
                                                                --------        --------
SHAREHOLDERS' EQUITY:
  Preferred stock -- issuable in series:
     Authorized -- 25,000,000 shares
     Issued -- none
  Class A common stock -- without par value:
     Authorized -- 150,000,000 shares
     Issued and outstanding -- 33,146,031 and 34,446,180
      shares................................................      38,953          30,937
  Class B common stock -- without par value:
     Authorized -- 130,000,000 shares
     Issued and outstanding -- 55,356,010 and 62,691,000
      shares................................................          55              63
  Retained earnings.........................................     110,250         112,104
  Unamortized value of restricted stock.....................      (3,018)         (1,407)
  Accumulated other comprehensive income....................       2,461           1,466
                                                                --------        --------
                                                                 148,701         143,163
                                                                --------        --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................    $648,266        $629,359
                                                                --------        --------

          See accompanying notes to consolidated financial statements.

                            CENTRAL NEWSPAPERS, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                                          DECEMBER 26,   DECEMBER 27,   DECEMBER 28,
                                                              1999           1998           1997
                                                          ------------   ------------   ------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING REVENUES:
  Advertising...........................................    $599,087       $562,408       $541,311
  Circulation...........................................     153,451        150,446        143,153
  Other.................................................      51,552         39,836         31,673
                                                            --------       --------       --------
                                                             804,090        752,690        716,137
                                                            --------       --------       --------
OPERATING EXPENSES:
  Compensation..........................................     258,644        243,637        239,783
  Newsprint and ink.....................................     101,542        112,937        105,467
  Other operating costs.................................     218,214        196,746        177,829
  Depreciation and amortization.........................      51,170         45,418         42,022
  Work force reduction cost.............................       3,792            854          9,999
  Asset impairment cost.................................                        525
  Gain on sale of subsidiary............................     (32,718)
                                                            --------       --------       --------
                                                             600,644        600,117        575,100
                                                            --------       --------       --------
OPERATING INCOME........................................     203,446        152,573        141,037
OTHER INCOME (principally investment income)............       8,062          4,545          4,318
OTHER EXPENSES (principally interest expense)...........     (15,312)        (4,117)        (2,166)
                                                            --------       --------       --------
INCOME BEFORE INCOME TAXES..............................     196,196        153,001        143,189
PROVISION FOR INCOME TAXES..............................      78,478         63,125         58,797
                                                            --------       --------       --------
INCOME BEFORE MINORITY INTEREST AND EQUITY IN
  AFFILIATE.............................................     117,718         89,876         84,392
MINORITY INTEREST IN SUBSIDIARIES.......................      (1,519)        (2,326)        (2,566)
EQUITY IN NET EARNINGS (LOSS) OF AFFILIATE..............        (556)           992           (331)
                                                            --------       --------       --------
NET INCOME..............................................    $115,643       $ 88,542       $ 81,495
                                                            --------       --------       --------
NET INCOME PER COMMON SHARE:
  Basic.................................................    $   2.89       $   1.83       $   1.58
  Diluted...............................................        2.79           1.78           1.54
AVERAGE COMMON SHARES OUTSTANDING:
(combined Class A and equivalent Class B shares)
  Basic.................................................      40,079         48,498         51,464
  Diluted...............................................      41,506         49,880         52,946

          See accompanying notes to consolidated financial statements.

                            CENTRAL NEWSPAPERS, INC.

    CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME

                                    COMMON STOCK           COMMON STOCK                   UNAMORTIZED    ACCUMULATED
                                       CLASS A                CLASS B                      VALUE OF         OTHER
                                ---------------------   -------------------   RETAINED    RESTRICTED    COMPREHENSIVE
                                  SHARES      AMOUNT      SHARES     AMOUNT   EARNINGS       STOCK         INCOME         TOTAL
                                -----------   -------   ----------   ------   ---------   -----------   -------------   ---------
BALANCE AT DECEMBER 29,
  1996........................   46,475,422   $24,259   63,106,000    $63     $ 363,365     $(1,627)       $1,490       $ 387,550
  Net income (52 weeks).......                                                   81,495                                    81,495
  Change in net unrealized
    gain on available-for-sale
    securities, net of tax....                                                                                185             185
                                                                                                                        ---------
  Comprehensive Income........                                                                                          $  81,680
                                                                                                                        ---------
  Dividends declared:
    Class A common stock......                                                  (17,866)                                  (17,866)
    Class B common stock......                                                   (2,512)                                   (2,512)
  Exercise of stock options...      348,864     6,144                                                                       6,144
  Repurchase of Class A common
    stock.....................   (2,864,534)   (1,600)                          (71,852)                                  (73,452)
  Repurchase of Class B common
    stock.....................                             (35,000)                 (99)                                      (99)
  Issuance of restricted
    stock, net of
    cancellations.............       37,500     1,131                                        (1,131)
  Amortization of restricted
    stock.....................                                                                  834                           834
  Common stock conversion.....       38,000               (380,000)
                                -----------   -------   ----------    ---     ---------     -------        ------       ---------
BALANCE AT DECEMBER 28,
  1997........................   44,035,252    29,934   62,691,000     63       352,531      (1,924)        1,675         382,279
  Net income (52 weeks).......                                                   88,542                                    88,542
  Change in net unrealized
    gain on available-for-sale
    securities, net of tax....                                                                               (209)           (209)
                                                                                                                        ---------
  Comprehensive Income........                                                                                          $  88,333
                                                                                                                        ---------
  Dividends declared:
    Class A common stock......                                                  (18,543)                                  (18,543)
    Class B common stock......                                                   (2,821)                                   (2,821)
  Exercise of stock options...      431,088     8,913                                                                       8,913
  Repurchase of Class A common
    stock.....................  (10,039,660)   (8,552)                         (307,605)                                 (316,157)
  Issuance of restricted
    stock, net of
    cancellations.............       19,500       642                                          (642)
  Amortization of restricted
    stock.....................                                                                1,159                         1,159
                                -----------   -------   ----------    ---     ---------     -------        ------       ---------
BALANCE AT DECEMBER 27,
  1998........................   34,446,180    30,937   62,691,000     63       112,104      (1,407)        1,466         143,163
  Net income (52 weeks).......                                                  115,643                                   115,643
  Change in net unrealized
    gain on available-for-sale
    securities, net of tax....                                                                                995             995
                                                                                                                        ---------
  Comprehensive Income........                                                                                          $ 116,638
                                                                                                                        ---------
  Dividends declared:
    Class A common stock......                                                  (17,034)                                  (17,034)
    Class B common stock......                                                   (2,856)                                   (2,856)
  Exercise of stock options...      317,102     7,141                                                                       7,141
  Repurchase of Class A common
    stock.....................   (2,435,000)   (2,217)                          (97,607)                                  (99,824)
  Common stock conversion.....      733,499         8   (7,334,990)    (8)
  Issuance of restricted
    stock, net of
    cancellations.............       84,250     3,084                                        (3,084)
  Amortization of restricted
    stock.....................                                                                1,473                         1,473
                                -----------   -------   ----------    ---     ---------     -------        ------       ---------
BALANCE AT DECEMBER 26,
  1999........................   33,146,031   $38,953   55,356,010    $55     $ 110,250     $(3,018)       $2,461       $ 148,701
                                -----------   -------   ----------    ---     ---------     -------        ------       ---------

          See accompanying notes to consolidated financial statements.

                            CENTRAL NEWSPAPERS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                              DECEMBER 26,   DECEMBER 27,   DECEMBER 28,
                                                                  1999           1998           1997
                                                              ------------   ------------   ------------
                                                                            (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income................................................   $ 115,643      $  88,542       $ 81,495
  Items which did not use (provide) cash:
    Depreciation and amortization...........................      51,170         45,418         42,022
    Postretirement and pension benefits.....................       6,385           (589)         6,593
    Loss (gain) on disposition of assets....................      (1,742)           119             96
    Minority interest in earnings of subsidiaries...........       1,519          2,326          2,566
    Equity loss (earnings) in Affiliate.....................         556           (992)           331
    Deferred income taxes...................................       5,946         (2,323)          (583)
    Amortization of restricted stock awards.................       1,473          1,159            834
    Gain on sale of subsidiary..............................     (32,718)
    Other...................................................      (1,611)           264          1,465
  Change in current assets and liabilities:
    Net proceeds from (purchases of) trading securities.....      12,690         (1,454)        11,631
    Accounts receivable.....................................      (8,809)         9,331          2,985
    Inventories.............................................         445         (1,521)        (1,409)
    Other current assets....................................         152         (6,116)        (1,826)
    Accounts payable........................................      12,110         (2,142)         1,606
    Accrued compensation....................................       7,976           (756)         2,935
    Accrued expenses and other liabilities..................      (1,559)         3,668            949
    Federal and state income taxes..........................      12,803           (543)        (1,905)
    Deferred revenue........................................       2,830          1,759          4,038
                                                               ---------      ---------       --------
       Net cash provided by operating activities............     185,259        137,236        153,823
                                                               ---------      ---------       --------
INVESTING ACTIVITIES:
  Purchases of property, plant and equipment................     (30,731)       (34,809)       (25,135)
  Purchase of land held for development.....................                     (2,113)
  Proceeds from disposition of assets.......................       7,797            177            407
  Proceeds from available for sale securities...............       2,710            283          2,057
  Proceeds from sale of subsidiary..........................      23,500
  Purchase of cost basis investments........................     (16,253)        (6,724)        (2,211)
  Acquisitions..............................................     (17,681)        (9,244)       (44,219)
  Other.....................................................      (1,829)        (2,208)        (1,605)
                                                               ---------      ---------       --------
       Net cash used in investing activities................     (32,487)       (54,638)       (70,706)
                                                               ---------      ---------       --------
FINANCING ACTIVITIES:
  Cash dividends paid.......................................     (19,747)       (21,760)       (20,111)
  Dividends paid to minority interest.......................      (2,722)        (1,324)        (1,159)
  Proceeds from exercise of stock options...................       4,463          5,171          3,279
  (Repayments) borrowings of short-term debt................     (32,073)        42,000         10,000
  (Repayments) borrowings of long-term debt.................                    197,322           (800)
  Repurchase of common stock................................     (99,824)      (316,157)       (73,551)
                                                               ---------      ---------       --------
       Net cash used in financing activities................    (149,903)       (94,748)       (82,342)
                                                               ---------      ---------       --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............       2,869        (12,150)           775
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................      24,774         36,924         36,149
                                                               ---------      ---------       --------
CASH AND CASH EQUIVALENTS, END OF YEAR......................   $  27,643      $  24,774       $ 36,924
                                                               ---------      ---------       --------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Issuance by subsidiary of redeemable preferred stock in
    exchange for Class A common stock of subsidiary.........                                  $ 18,920
  Income taxes paid.........................................   $  55,799      $  63,965         62,172
  Interest paid.............................................      15,249          1,717          1,706
  Notes receivable..........................................      33,770
  Notes payable.............................................       7,770
  Common stock received on sale of subsidiary...............       2,400
  Issuance of restricted stock..............................       3,084            642          1,131

          See accompanying notes to consolidated financial statements.

                            CENTRAL NEWSPAPERS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 -- NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations -- Central Newspapers and its subsidiaries (the "Company") is a media and information company. Through its flagship newspapers, The Arizona Republic and The Indianapolis Star, the Company publishes the only major dailies in the greater Phoenix metropolitan area and central Indiana. The Company owns and operates several smaller newspapers as well as other related media and information businesses. The Company also owns 13.5% interest in Ponderay Newsprint Company ("Affiliate"), a partnership formed to own a newsprint mill in the State of Washington.

     Fiscal Year -- The Company reports on a fiscal year, ending the last Sunday of the calendar year. Results for 1999, 1998 and 1997 are for the 52 weeks ended December 26, December 27 and December 28, respectively.

     Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and all wholly-owned and majority-owned subsidiaries. Investments in companies in which the Company exercises significant influence are accounted for using the equity method. All significant intercompany accounts and transactions have been eliminated.

     Revenue Recognition -- Advertising revenue is recognized when the advertisement appears in the newspaper. Deferred subscription revenue, which primarily represents amounts received from customers in advance of newspaper delivery, is included in revenue over the subscription term.

     Cash Equivalents -- The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Marketable Securities -- Management determines the classification of its investments in debt and equity securities at the time of purchase. Securities, primarily equity, classified as available-for-sale are carried at fair value totaling $6,600,000 and $2,558,000 at December 26, 1999 and December 27, 1998,
respectively, with unrealized gains and losses, net of taxes, reported as a separate component of shareholders' equity and realized gains and losses, net of taxes, reported in earnings (see Note 3). The amortized cost of available-for-sale securities was $2,534,000 and $114,000 at December 26, 1999 and December 27, 1998, respectively. Securities classified as trading securities, represented primarily by debt securities and preferred stock, are carried at fair value, totaling $12,133,000 at December 27, 1998, with gains and losses of $147,000, $658,000 and $762,000 in 1999, 1998 and 1997, respectively, net of taxes reported in earnings. The cost of securities sold is based on the specific identification method. Marketable debt securities and preferred stock are classified as current assets. Certain available-for-sale equity securities are classified as noncurrent assets.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, trade accounts receivable and investments in marketable securities. The Company places its temporary cash with financial institutions and limits the amount of credit exposure to any one financial institution. Accounts receivable are with customers located primarily in the immediate geographical area of each city of publication. The Company reviews a customer's credit history before extending credit and establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historic trends and other information. The Company, by policy, limits the type and amount of its investments in marketable securities.

     Inventories -- Newsprint is valued at the lower of cost or market on the last-in, first-out (LIFO) method. Other inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) and moving average methods which approximates FIFO.

     Property, Plant and Equipment -- Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed using primarily the straight-line method based on the estimated useful lives of the assets. The principal estimated useful lives range from three to 15 years for machinery and equipment and 10 to 40 years for buildings and leasehold improvements. Capital amounts include expenditures which materially extend the useful lives

                            CENTRAL NEWSPAPERS, INC.

of existing property, plant and equipment. Expenditures for repairs and maintenance which do not materially extend the useful lives of the related assets are charged to expense as incurred. Depreciation expense for 1999, 1998 and 1997 was $44,746,000, $40,039,000 and $37,348,000, respectively.

     Investment in Affiliate -- The Company uses the equity method of accounting for its 13.5% partnership interest in Ponderay Newsprint Company as the Company has an implied ability to exercise significant influence over this entity.

     Goodwill and Other Intangibles -- Goodwill acquired before 1970 is not being amortized. Goodwill and other intangibles acquired after 1970 are being amortized on a straight-line basis over periods of 15 to 40 years. Amortization expense amounted to $6,425,000 in 1999, $5,379,000 in 1998 and $4,674,000 in
1997. Accumulated amortization was $18,016,000 and $11,184,000 at the end of 1999 and 1998, respectively.

     Impairment of long-lived Assets -- The Company reviews the carrying value of property, plant and equipment and goodwill and other intangibles for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the undiscounted expected future cash flows from use of the asset are less than its carrying value, an impairment loss would be recognized. In 1998, the Company recognized asset impairment costs of $0.5 million representing the cost of exiting buildings in Muncie, Indiana, including site demolition and asset write-offs.

     Income Taxes -- The Company provides for the determination of deferred tax liabilities and assets at the end of each period based on the difference between the financial statement and tax bases of assets and liabilities using tax rates expected to be in effect when taxes are actually paid or recovered. The Company files a consolidated federal income tax return with its wholly and majority-owned subsidiaries.

     Net Income Per Common Share -- Basic EPS is computed based upon the weighted average number of common shares outstanding in each year. The Class B common stock is included in the computation as if converted to Class A common stock at a ratio of ten shares of Class B common stock to one share of Class A common stock.

     Diluted EPS includes the effect of stock options granted under the Company's Amended and Restated Stock Compensation Plan, calculated using the treasury stock method.

     On December 8, 1998, the Board of Directors declared a two-for-one split of the Class A and Class B common stock which was distributed on January 8, 1999 to shareholders of record as of the close of business on December 18, 1998. All shares and per share amounts presented herein, have been retroactively restated to reflect the impact of the split.

     Stock Compensation -- The Company measures compensation cost related to employee stock options using the intrinsic value method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and has included the proforma disclosures as required by Statements of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation (Note 12).

     Comprehensive Income -- SFAS 130, "Reporting Comprehensive Income," was adopted during the first quarter of 1999. The standard establishes guidelines for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income includes unrealized gains and losses on equity securities classified as available-for-sale and included as a component of shareholders' equity.

     Fair Value of Financial Instruments -- The carrying amount of the Company's cash and cash equivalents, receivables, short-term debt, accounts payable and accrued expenses approximates fair value because of the short maturity of those instruments. Cost basis investments totaling $32.3 million and $18.9 million at December 26, 1999 and December 27, 1998, respectively, are reflected at their carrying value and approximates quoted market prices for similar securities. The fair value of the Company's long-term debt approximates its carrying value as the stated interest rate approximates current market rates.

     Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications -- Certain amounts in the financial statements have been reclassified to conform to the 1999 presentation.

                            CENTRAL NEWSPAPERS, INC.

2 -- BASIC AND DILUTED EARNINGS PER SHARE

     The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations as required by SFAS No. 128, "Earnings Per Share" (in thousands, except per share data):

                                                         1999       1998       1997
                                                       --------    -------    -------
BASIC EPS COMPUTATION:
Numerator (Net income)...............................  $115,643    $88,542    $81,495
Denominator:
Average Common Shares Outstanding....................    40,079     48,498     51,464
Basic EPS............................................  $   2.89    $  1.83    $  1.58
DILUTED EPS COMPUTATION:
Numerator (Net income)...............................  $115,643    $88,542    $81,495
Denominator:
Average Common Shares Outstanding....................    40,079     48,498     51,464
Stock Options........................................     1,427      1,382      1,482
                                                       --------    -------    -------
TOTAL................................................    41,506     49,880     52,946
                                                       --------    -------    -------
Diluted EPS..........................................  $   2.79    $  1.78    $  1.54

3 -- COMPREHENSIVE INCOME

     The following table presents the components of other comprehensive income for 1999, 1998 and 1997 as shown in the consolidated statement of shareholders' equity and comprehensive income (in thousands):

                                                              1999     1998     1997
                                                             ------    -----    ----
Unrealized gains on securities available for sale:
Change in unrealized gains, net of taxes of $1,001 in 1999,
  $91 in 1998 and $322 in 1997.............................  $1,546    $ 122    $483
Less: reclassification adjustment for gains realized in net
  income, net of taxes of $374 in 1999, $231 in 1998 and
  $200 in 1997.............................................     551      331     298
                                                             ------    -----    ----
                                                             $  995    $(209)   $185
                                                             ------    -----    ----

4 -- ACQUISITIONS, REDEEMABLE PREFERRED STOCK AND STOCK REPURCHASES

  Career Services, Inc.

     In February 1997, the Company acquired 80% of Career Services, Inc., the Santa Clara, California based Westech group of companies for $34.8 million. The transaction was recorded using purchase accounting. The group includes Westech ExpoCorp., which organizes job fairs for the high-technology industry, High Technology Careers, which publishes High Technology Careers Magazine, incpad by Westech, an internet-based resume posting and research service, and JobsAmerica, which organizes job fairs for service industry positions. The transaction generated $32.4 million of goodwill which is being amortized on a straight line basis over 15 years. In June 1997, Westech acquired the assets of Target Career Fairs, a Boston-based company that organizes job fairs for the high-technology industry in the eastern portion of the U.S., including the cities of Boston, Raleigh, Orlando, Philadelphia and St. Louis.

     On April 30, 1999, the Company purchased the remaining 20% of Career Services, Inc. for approximately $13.7 million from the minority shareholders. Subsequent to year end, the Company announced its intention to sell Career Services, Inc. by merging its wholly-owned subsidiary into BrassRing, Inc., a venture of Kaplan, Inc. (a wholly-owned subsidiary of The Washington Post company), Tribune company, and venture capital firm, Accel Partners, for 23.2% of BrassRing, Inc. which will be accounted for using the equity method.

  Homebuyer's Fair, Inc.

     In October 1997, the Company acquired an 80% interest in Homebuyer's Fair, Inc. which provides internet-based services and information for people who are moving and corporations that are relocating employees. In September 1998, Homebuyer's Fair acquired 100% of National School Reporting Services, Inc. which provides internet-based information related to schools across the nation. On October 31, 1999, the Company completed the sale of our interest in Homebuyer's Fair, Inc., its subsidiary National School Reporting Services, Inc. and FAS Hotline to Homestore.com, Inc. The net proceeds from the sale were $51.9 million, consisting of $23.5 million in cash, $33.7 million in notes receivable, $7.7 million in notes payable and 50,000 shares of Homestore.com, Inc. stock, valued at $2.4 million based on quoted market prices at closing. The pretax gain on the sale of $32.7 million has been recorded in the accompanying consolidated statement of income for the year ended December 26, 1999. Subsequent to year end, the notes receivable and notes payable plus accrued interest were repaid in full.

  Stock repurchases and related transactions

     In May 1997, the Company repurchased and retired an aggregate of 2,354,734 shares of Class A common stock from three non-profit organizations at a total cost of $58.6 million. In June 1997, the Company completed a registered secondary offering of 4,709,466 shares of Class A common stock priced at $32.0625 per share.

     In December 1997, the Board of Directors authorized repurchases of up to $100.0 million of our Class A common stock. The shares may be purchased within the subsequent three years on the open market or in privately negotiated transactions. The Company has repurchased and retired a total of 2,274,660 shares under this authorization through December 26, 1999 at a total cost of approximately $75.1 million. This authorization replaces the March 19, 1996, repurchase program under which the Company repurchased 1,490,000 shares of Class A common stock at a cost of approximately $33.2 million.

     On October 23, 1998, pursuant to a September 21, 1998 agreement, the Company repurchased and retired 5,000,000 shares of Class A common stock from the Nina Mason Pulliam Charitable Trust at $30 per share (plus interest from September 16, 1998) for a total consideration of $150.8 million. In addition, in November 1998, the Company repurchased and retired 3,000,000 shares of its Class A common stock, pursuant to the exercise of an option from the Charitable Trust, at $33.50 per share for a total consideration of $100.5 million. These repurchases were financed with a $300 million revolving credit facility arranged by First Chicago Capital Markets, Inc. (a subsidiary of Bank One Corporation), and syndicated to a group of banks. This $300 million revolving credit facility, which closed on November 10, 1998 consists of a $200 million five-year and a $100 million 365-day revolving credit facility which expire in November 2003 and 1999, respectively. In 1999, the 365-day facility was renewed with an expiration date of November 2000. The credit facility may be used for general corporate purposes, including the repurchase of common stock. Under the credit facility, the Company can choose among loans with interest rates based on either an Alternative Base Rate (fixed rate), an Adjusted LIBOR (floating rate), or a Competitive Bid (a floating rate loan based on bids solicited from the lenders) as those terms are defined in the credit agreement. The Company must maintain compliance with certain covenants under the terms of the credit facility.

     In April 1999, the Company completed a registered secondary offering of 2,673,699 shares of Class A common stock priced at $30.50 per share. The shares were sold by the Nina Mason Pulliam Charitable Trust. To complete the sale, a total of 1,777,560 shares of Class B common stock were converted to 177,756 shares of Class A Common Stock. No new shares were issued in this transaction and The Company did not receive any proceeds from the sale.

     On August 12, 1999, the Board of Directors approved the repurchase and retirement of 2,200,000 shares of Class A common stock from the Eugene S. Pulliam Revocable Trust for a total consideration of approximately $90.2 million. This repurchase was financed through additional borrowings of $90.0 million from the $300 million revolving credit facility established in 1998.

  Indianapolis Newspapers, a division of Indiana Newspapers, Inc.

     In January 1997, the Company acquired the remaining 9.8% of Indianapolis Newspapers, Inc. ("INI") common stock that it did not already own. This transaction was accomplished by issuing to the minority shareholders an aggregate of 1,892 shares of newly created, non-voting, INI preferred stock, with an aggregate stated value of $18,920,000 in exchange for the shares of INI common stock owned by them. The preferred stock provides for aggregate annual dividends of $1,324,000 on a cumulative basis, is callable in five years by INI, and is redeemable at any time by the shareholders of INI at the stated value plus accrued but unpaid dividends. The total acquisition consideration of $18,920,000 was accounted for using the purchase method of accounting. This transaction resulted in goodwill of $8,468,000, which is being amortized over its remaining life, and a reduction of the minority interest of $9,244,000.

5 -- EMPLOYEE BENEFIT PLANS AND POSTRETIREMENT OBLIGATIONS

     The Company has defined benefit plans to provide pension benefits to all employees who have met certain eligibility requirements. Benefits are based primarily on length of service, wages earned, age and the amount of optional employee contributions. The Company's policy is to fund at least the minimum amount required by ERISA. Assets of the plans consist primarily of stocks, bonds and short-term investments.

     The Company sponsors postretirement medical and life insurance plans which are available to most of its employees. In order to be eligible for these plans, employees must retire from the Company and have been covered under an active plan. The level of benefits provided depends on the year of retirement and years of service. The plans are contributory with periodic adjustments in the amount of contributions by retirees. The Company's policy is to fund these benefits as claims and premiums are paid.

                            CENTRAL NEWSPAPERS, INC.

     The Company's pension benefits and other postretirement benefits consisted of (in thousands):

                                                                          OTHER POSTRETIREMENT
                                                   PENSION BENEFITS             BENEFITS
                                                 ---------------------    --------------------
                                                   1999         1998        1999        1998
                                                 ---------    --------    --------    --------
Change in Benefit Obligation:
Net benefit obligation at beginning of year....  $ 258,378    $234,556    $ 87,084    $ 87,630
Service cost...................................      8,073       6,918       3,712       3,056
Interest cost..................................     17,374      16,983       6,350       5,738
Plan participants' contributions...............        345         426         916         727
Plan amendments................................                                         (1,213)
Actuarial (gain) loss..........................    (32,314)     15,668      (4,752)     (3,345)
Gross benefits paid............................    (17,002)    (16,173)     (6,373)     (5,509)
                                                 ---------    --------    --------    --------
Net benefit obligation at end of year..........  $ 234,854    $258,378    $ 86,937    $ 87,084
                                                 =========    ========    ========    ========
Change in Plan Assets:
Fair value of plan assets at beginning of
  year.........................................  $ 315,060    $279,735
Actual return on plan assets...................     49,155      44,033
Employer contributions.........................          6       7,039    $  5,457    $  4,782
Plan participant's contributions...............        345         426         916         727
Gross benefits paid............................    (17,002)    (16,173)     (6,373)     (5,509)
                                                 ---------    --------    --------    --------
Fair value of plan assets at end of year.......  $ 347,564    $315,060    $     --    $     --
                                                 =========    ========    ========    ========
Funded status at end of year...................  $ 112,710    $ 56,682    $(86,937)   $(87,084)
Unrecognized net actuarial gain................   (106,082)    (47,465)     (7,242)     (1,903)
Unrecognized prior service cost................      1,904       2,348      (1,447)     (1,867)
Unrecognized net transition asset..............     (2,415)     (3,698)
                                                 ---------    --------    --------    --------
Net amount recognized at end of year...........  $   6,117    $  7,867    $(95,626)   $(90,854)
                                                 =========    ========    ========    ========

                                                   PENSION BENEFITS      OTHER POSTRETIREMENT BENEFITS
                                                 --------------------    -----------------------------
                                                 1999    1998    1997     1999       1998       1997
                                                 ----    ----    ----    -------    -------    -------
Weighted-average assumptions December 31
Discount rate..................................  7.75%   6.75%   7.25%    7.75%      6.75%      7.25%
Expected return on plan assets.................  9.00%   9.00%   9.00%     N/A        N/A        N/A
Rate of compensation increase..................  4.00%   4.00%   4.00%    4.00%      4.00%      4.00%

     For measurement purposes, a 6 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999. The rate was assumed to decrease gradually to 5 percent for 2000 and remain at that level thereafter.

Components of net periodic
  benefit cost:
Service cost..................  $  8,073    $  6,918    $  6,572    $3,712    $3,056    $ 3,185
Interest cost.................    17,374      16,983      16,437     6,350     5,738      6,092
Expected return on assets.....   (22,858)    (20,447)    (18,587)
Amortization of:
  Transition asset............    (1,283)     (1,283)     (1,283)
  Prior service cost..........       444         444         444      (420)     (478)    (1,947)
  Actuarial (gain) loss.......        (1)        (12)        (10)       49      (169)        38
                                --------    --------    --------    ------    ------    -------
Total net periodic benefit
  cost........................  $  1,749    $  2,603    $  3,573    $9,691    $8,147    $ 7,368
                                ========    ========    ========    ======    ======    =======

                             CENTRAL NEWSPAPERS, INC.

     Other postretirement benefits include medical benefits for retirees and their spouses, retiree life insurance, and executive life insurance. Phoenix Newspapers, Inc. also provides dental and vision benefits for retirees and their spouses.

     The Company has a wage deferral plan qualified under Section 401(k) of the Internal Revenue Code that covers all eligible employees. Company matching contributions to this plan were $4,662,000, $4,488,000 and $4,517,000 for 1999,
1998 and 1997, respectively.

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects (in thousands):

                                                              ONE PERCENTAGE    ONE PERCENTAGE
                                                              POINT INCREASE    POINT DECREASE
                                                              --------------    --------------
Effect on total of service and interest cost components.....      $1,430           $(1,164)
Effect on postretirement benefit obligation.................      $9,405           $(7,910)

6 -- WORK FORCE REDUCTION

     The Company has reduced its work force in response to closure of The Indianapolis News and The Phoenix Gazette, changes in distribution methods in Indianapolis, economic conditions, increasing costs and changes in technology. Early retirement incentive programs contributed to the staff reductions. Employees were offered early retirement benefits through a non-qualified supplemental retirement plan and those terminated due to job eliminations received severance payments. Work force reduction costs include retirement benefits, severance payments, carrier conversion incentives, agency signing bonuses and professional support. Work force reduction costs were $3,792,200, $854,000 and $9,999,000 for 1999, 1998 and 1997, respectively.

                            CENTRAL NEWSPAPERS, INC.

7 -- INCOME TAXES

     The provision for income taxes, exclusive of tax effects from equity in earnings of Affiliate, consisted of:

                                                         1999       1998       1997
                                                        -------    -------    -------
                                                               (IN THOUSANDS)
STATE:
Currently payable.....................................  $10,454    $12,075    $10,903
Deferred..............................................    1,186       (865)       (60)
                                                        -------    -------    -------
                                                         11,640     11,210     10,843
                                                        -------    -------    -------
FEDERAL:
Currently payable.....................................   62,078     53,373     48,477
Deferred..............................................    4,760     (1,458)      (523)
                                                        -------    -------    -------
                                                         66,838     51,915     47,954
                                                        -------    -------    -------
Provision for income taxes............................  $78,478    $63,125    $58,797
                                                        =======    =======    =======

     Reconciliation of the U.S. federal statutory tax rate to the effective tax rate is presented below:

                                       1999               1998               1997
                                  ---------------    ---------------    ---------------
                                                     (IN THOUSANDS)
Federal statutory tax rate......  $68,669    35.0%   $53,550    35.0%   $50,116    35.0%
State taxes net of federal tax
  effect........................    7,981     4.1      7,286     4.8      7,048     5.0
Goodwill and other..............    1,828      .9      2,289     1.5      1,633     1.1
                                  -------    ----    -------    ----    -------    ----
Provision for income taxes......  $78,478    40.0%   $63,125    41.3%   $58,797    41.1%
                                  =======    ====    =======    ====    =======    ====

     Components of net deferred income tax liability:

                                                                1999        1998
                                                              --------    --------
                                                                 (IN THOUSANDS)
Depreciation................................................  $ 61,668    $ 56,666
Pension.....................................................     2,913       2,752
Other.......................................................     3,483       1,526
                                                              --------    --------
Gross deferred tax liability................................    68,064      60,944
                                                              --------    --------
Postretirement benefits.....................................   (38,750)    (38,494)
Vacation....................................................    (3,589)     (3,769)
Other.......................................................    (2,632)     (2,757)
                                                              --------    --------
Gross deferred tax asset....................................   (44,971)    (45,020)
                                                              --------    --------
Net deferred income tax liability...........................  $ 23,093    $ 15,924
                                                              ========    ========

8 -- INVENTORIES

     Newsprint inventory, valued at LIFO, amounted to $9,604,000 and $9,639,000 at the end of 1999 and 1998. If the FIFO inventory valuation method had been exclusively used for newsprint, the value would have been $3,157,000 and $5,627,000 higher, respectively. Other inventories, consisting primarily of newspaper production supplies, amounted to $1,792,000 and $2,202,000 at the end of 1999 and 1998.

                            CENTRAL NEWSPAPERS, INC.

9 -- INVESTMENT IN AFFILIATE

     The Company, through its subsidiaries, has a 13.5% partnership interest in Ponderay Newsprint Company ("Ponderay"), which was formed to own a newsprint mill in the State of Washington. Under the terms of the loan agreement, the Company has guaranteed a pro rata share of the guaranteed term facility in the amount of $16,875,000.

     The Company has committed to purchase for use in Phoenix the lesser of 13.5% of annual newsprint production or 28,400 metric tons on a "take if tendered" basis until the debt is repaid. During 1999, 1998 and 1997 newsprint purchased from Ponderay amounted to $16,078,000, $19,042,000 and $23,735,000, respectively.

     Summarized financial data for Affiliate:

                                                               1999        1998        1997
                                                             --------    --------    --------
                                                                      (IN THOUSANDS)
Results of operations:
  Net sales................................................  $126,648    $144,776    $131,330
  Income from operations...................................     3,770      24,047      10,412
  Net income (loss)........................................    (6,338)     11,304      (4,040)
Financial position
  Current assets...........................................  $ 20,524    $ 22,872    $ 22,150
  Property and equipment, at cost -- net...................   217,371     233,747     250,038
  Other assets.............................................     1,158       1,844       2,433
                                                             --------    --------    --------
                                                             $239,053    $258,463    $274,621
                                                             --------    --------    --------
Current liabilities........................................  $166,171    $ 34,194    $ 29,018
                                                             --------    --------    --------
Long-term debt.............................................       295     151,343     183,982
Partners' capital..........................................    72,587      72,926      61,621
                                                             --------    --------    --------
                                                             $239,053    $258,463    $274,621
                                                             ========    ========    ========

     Summary of the Company's investment in Affiliate:

                                                               1999      1998       1997
                                                              ------    -------    ------
                                                                    (IN THOUSANDS)
Investment, beginning of year...............................  $9,848    $ 8,321    $8,867
Equity in partnership income (loss).........................    (856)     1,527      (546)
Additional investments......................................     810
                                                              ------    -------    ------
Investment, end of year.....................................  $9,802    $ 9,848    $8,321
                                                              ------    -------    ------
Equity in Affiliate:
Equity in partnership income (loss).........................  $ (856)   $ 1,527    $ (546)
Current income tax expense..................................    (287)    (1,087)     (377)
Deferred tax benefit........................................     587        552       592
                                                              ------    -------    ------
Equity in net earnings (loss) of Affiliate..................  $ (556)   $   992    $ (331)
                                                              ======    =======    ======

                                        48

                          CENTRAL NEWSPAPERS, INC.

10 -- SHORT-TERM BORROWINGS AND LONG-TERM DEBT

     In November 1998, the Company entered into a $100,000,000 unsecured, committed, 365 day credit agreement and a $200,000,000 unsecured, committed, five year credit agreement. Of such borrowings,$252,000,000 was drawn in 1998 and $90,000,000 in 1999 to fund the repurchase of stock. As of December 26, 1999, $20,000,000 remained outstanding on the 365 day revolving credit line, and $200,000,000 remained outstanding on the five year facility both at annual interest rates approximating 6.75%. In 1999, the 365-day facility was renewed with an expiration date of November 2000. Compliance with certain covenants under the terms of the credit facilities must be maintained. As of December 26, 1999, the Company was in compliance with all such covenants.

     Interest expense on these facilities and other debt amounted to $14,354,000 in 1999, $3,922,000 in 1998 and $1,710,000 in 1997. Such amounts are included in other expenses in the accompanying consolidated statement of income.

11 -- RENTAL EXPENSE AND LEASE COMMITMENTS

     Rental expense for 1999, 1998 and 1997 amounted to $6,472,000, $6,341,000 and $5,532,000, respectively. Future obligations for minimum annual rentals under noncancelable long-term leases are not significant.

12 -- CAPITAL STOCK AND STOCK COMPENSATION PLAN

     Class A common stock is entitled to 1/10 of a vote per share. The Class B common stock has one vote per share while its dividend and liquidation distributions are 1/10 of the amount of Class A common stock. Class B common stock may be converted into Class A common stock at a ratio of ten shares of Class B common stock for one share of Class A common stock. The Eugene C. Pulliam Trust ("Trust") owns Class B common stock which provides the Trust the majority voting control of the Company. At December 26, 1999, the Company has reserved 4,297,957 shares of Class A common stock for issuance under its Stock Compensation Plan, 2,000,000 shares under its Long Term Incentive Plan, 1,000,000 shares for issuance under its 401(k) plan and 5,539,101 shares for issuance upon conversion of Class B common stock.

     Dividends declared per share:

                                                          1999     1998     1997
                                                          -----    -----    -----
Class A common stock....................................  $   .50  $  .45   $  .40
Class B common stock....................................      .050    .045     .040

     The Company's Stock Compensation Plan provides for the granting of stock options and the issuance of restricted stock grants to certain officers, key employees and members of the Board of Directors. Options issued under this plan are granted at prices determined by the Stock Option Committee of the Board of Directors but not less than fair market value on the date of the grant. Options granted may be incentive or non-qualified options with a term of 10 years. Options granted prior to September 13, 1996, are exercisable three years from date of grant and options granted after September 13, 1996, become exercisable ratably over a three year period beginning on the first anniversary of the grant. Board of Director member options are exercisable six months from the date of grant.

                             CENTRAL NEWSPAPERS, INC.

     The fair value of options granted in 1999, 1998 and 1997 was estimated on the grant date using the Black-Scholes option pricing model using the following assumptions:

                                                         1999         1998       1997
                                                      -----------    -------    -------
Risk-free interest rates............................  5.1% - 5.3%     5.5%       6.2%
Dividend yields.....................................     1.3%         1.2%       1.2%
Expected volatility.................................      21%          20%        21%
Weighted average expected life of options...........    5 years      4 years    4 years
Fair market value per share option granted..........    $10.40        $9.47      $6.80


     Under SFAS No. 123, compensation cost is recognized in the amount of the estimated fair value of the options and amortized to expense over the options' vesting period. The pro forma effects on net income and earnings per share of this statement are as follows:

                                                          1999           1998          1997
                                                       -----------    ----------    ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income:
  As reported........................................   $115,643       $88,542       $81,495
  Pro forma..........................................    112,938        85,924        79,430
Earnings per share:
As reported Basic....................................   $   2.89       $  1.83       $  1.58
Diluted..............................................       2.79          1.78          1.54
Pro forma Basic......................................   $   2.82       $  1.77       $  1.54
Diluted..............................................       2.72          1.72          1.50

                            CENTRAL NEWSPAPERS, INC.

The following is a summary of the status of the Company's Stock
Compensation Plan and Long Term Incentive Plan as of and for the three years ended December 26, 1999:

                                                SHARES
                                               RESERVED     SHARES UNDER    WEIGHTED AVERAGE
                                              FOR GRANTS       OPTION        EXERCISE PRICE
                                              ----------    ------------    ----------------
Outstanding, December 29, 1996..............  5,398,800      2,967,800           $13.82
  Granted...................................                   247,950            24.23
  Exercised.................................   (353,226)      (353,226)           10.77
  Cancelled.................................     20,100        (20,100)           16.08
  Restricted shares, -- net.................    (37,500)
                                              ---------      ---------           ------
Outstanding, December 28, 1997..............  5,028,174      2,842,424           $15.09
  Granted...................................                   718,200            36.00
  Exercised.................................   (431,088)      (431,088)           12.46
  Cancelled.................................     34,504        (34,504)           23.22
  Restricted shares, -- net.................    (19,500)
                                              ---------      ---------           ------
Outstanding, December 27, 1998..............  4,612,090      3,095,032           $20.21
  Additional shares reserved for grant......  2,000,000
  Granted...................................                   469,800            34.67
  Exercised.................................   (317,102)      (317,102)           14.54
  Cancelled.................................     87,219        (87,219)           34.31
  Restricted shares, -- net.................    (84,250)
                                              ---------      ---------           ------
Outstanding, December 26, 1999..............  6,297,957      3,160,511           $22.54
                                              =========      =========           ======

     The following table summarizes information about stock options outstanding at December 26, 1999:

                                           OUTSTANDING                    EXERCISABLE
                                 --------------------------------    ---------------------
                                                         WEIGHTED                 WEIGHTED
                                                         AVERAGE                  AVERAGE
                                              AVERAGE    EXERCISE                 EXERCISE
EXERCISE PRICE RANGE              SHARES      LIFE(A)     PRICE       SHARES       PRICE
--------------------             ---------    -------    --------    ---------    --------
$ 5.00 - $14.99................    823,100      4.1       $11.96       823,100     $11.96
$15.00 - $24.99................  1,230,877      6.4        18.06     1,168,643      17.79
$25.00 - $34.99................    449,500      9.2        34.52        15,333      31.17
$35.00 - $44.99................    657,034      8.2        35.99       228,789      35.98
                                 ---------      ---       ------     ---------     ------
                                 3,160,511      6.6       $22.54     2,235,865     $17.60
                                 =========      ===       ======     =========     ======

     At December 27, 1998 and December 28, 1997, the number of options exercisable was 1,940,891 and 559,767, respectively, and the weighted average exercise price of those options was $19.89 and $24.81, respectively.
---------------
(a) Weighted average contractual life remaining in years:

     The Company issued restricted stock grants to certain key executives who have a critical impact on the long-term performance of the Company. The Compensation Committee of the Board of Directors awarded 99,250, 19,500 and 38,500 shares of stock in 1999, 1998 and 1997, respectively, whereby transfer restrictions lapse at the end of five years from the award date or as early as three years upon achieving certain performance goals. The restricted stock grants have all the rights of shareholders, including the right to receive dividends, except for conditions regarding transferability of shares or upon the termination of employment. Upon issuance of the shares, unearned compensation equivalent to the market value at the date of grant was recorded as unamortized value of restricted stock and is being charged to earnings over the period during which the restrictions lapse. During 1999, 1998, and 1997 compensation expense in the amount of $1,473,000, $1,159,000 and $834,000 respectively, has been recorded related to these restricted stock grants.

                            CENTRAL NEWSPAPERS, INC.

13 -- CONTINGENCIES

     There are various libel and other legal actions that have arisen in the normal course of business and are now pending against the Company. It is the opinion of management that final disposition of such litigation will not have any material adverse effect on the Company's financial position or results of operations.

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